Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958


PROSPECTUS SUPPLEMENT DATED FEBRUARY 5, 2001

(To Prospectus filed on November 30, 2000)



                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        1,579,718 Shares of Common Stock


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                                    Shares to be
                                                                     Offered for
                                                                     the Selling
                  Selling Stockholders                               Stockholder
------------------------------------------------------------        ------------


RAZA VENTURE FUND A
-------------------


Sohaib & Sara Abbasi                                                         68

Basil Alwan                                                                  41

Avery Ventures I                                                            274

Andreas Bechtolsheim                                                      1,541

AWF Ventures, LLC                                                           109

Bhalerao Family Trust Jun 1995                                              274

John Bourgoin                                                                27

L. William Caraccio                                                           8

Silicon Valley Investment Partners, LLC                                      90

Ravikrishna & Priyamvada Cherukuri                                            8

Rick Coleman, RKC Investments, LLC                                           55

Wilf Corrigan, Corrigan Family Trust                                        274

David Cowan                                                                  41

Ian Crayford and Julie Crayford, Trustees of the Crayford Family             55
Trust dated October 17,2000

The Dave Family Trust Dated 3/22/99                                         246

Jorge del Calvo                                                             178

R. David Dicioccio                                                           55

Mark Dicioccio                                                               41

Pankaj Dixit and Sangeeta B. Dixit, as Trustees of the Dixit                 27
Family Trust, dated December 4,2000

Daniel Dobberpuhl                                                             9

P. Michael Farmwald                                                         274

John Gregory Favor                                                           41

Saeid Ghafouri                                                               55

James Gibbons                                                                44

Amarjit Gill                                                                  9

Goel Family Partnership                                                   2,189

The Goldman-Valerise Family Trust                                            82

S&L Oil, JV                                                                  27

Ravender & Poonam Goyal                                                      27

Arjun Gupta                                                                 274

Naren & Vinita Gupta Living Trust Dated 12/2/94                             274

Ram Paul & Saroj K Gupta Trust                                               55

S&N Gupta Trust Dated 10/23/93                                               27

Ashok Kumar Jain & Shipra Jain as trustees of the Jain Family               137
Trust Created on 12/11/95

Leo Joseph                                                                   19

Pyare L. Khanna and Swatanter Khanna trustees of the Khanna                  55
Trust DTD 4/4/96

Terry Kistler, Kistler Associates                                         1,093

C. Richard Kramlich                                                          55

Anil Kumar & Neera Kumar                                                     27

Arun & Poornima Kumar                                                        27

Aamer & Naiya Latif                                                          27

Sohail Latif                                                                 27

Gary Lauder                                                                 274

The Harbor Trust Co. Ltd., as trustee of Heritage Trust No. 1               274

Keith R. & Susan H. Lobo                                                     68

Madhavan Living Trust                                                       109

Neal Margulis                                                                55

John Marren                                                                  55

The Turner-McConnell Family Trust Dated 8/29/96                              27

Razi Mohiuddin                                                               41

Grandview Acquisition IV, LLC                                               137

Jeffrey A. Morris Property Trust                                            164

Morris Ventures                                                              96

John G. Morris Property Trust                                               191

Ahmed Nawaz                                                                 274

Anurag Nigam                                                                 68

Anil & Sheetal Pandya                                                        93

Rajesh H. Parekh and Daksha R. Parekh, Trustees of the Parekh               274
Family Trust U/D/T dated October 14, 1991

Marina Park                                                                   7

Mark Perry                                                                   27

Skyline Investments Partnership                                              55

Vivek & Nilima Ragavan                                                       41

Raj Rajaratnam                                                              137

Laxmil & Rashmi Rastogi                                                      14

Raza Venture Management, LLC                                                211

Saiyed Atiq & Noreen Tirmizi Raza, Trustees N&A Raza Revocable              168
Trust UAD 03/22/97

David M. Rickey                                                             328

IXP Canada Holdings Limited                                                  96

William R. Salvagno                                                          40

Chetan Sanghvi                                                               27

The Sheerder Revocable Trust 3/25/93                                        137

Ricky Hoi-Ming See                                                           27

Jay Sethuram                                                                274

Waqar Shah                                                                  120

Naraj Sharma                                                                 72

CASG Investment I                                                            41

Venktesh Narayan Shukla and Abha Shukla Trustees or Successor                44
Trustee of The Shukla Revocable Trust UAD 11/23/98

Rajvir Singh                                                              2,941

Faysal Sohail                                                                27

Rob Soni                                                                     68

Arthur B. and Sheila K. Stabenow Family Trust UDT dated 05/15/90            137

Alfred J. & Arline M. Stein Family Trust DTD 10/14/83                        55

The Stiles Family Trust                                                     205

Carl Stork                                                                  137

Edward P. Stritter                                                        1,368

Rajesh Suri                                                                  27

Kimberly Totah                                                               27

Michelangelo Volpi and Toni C. Cupal, Trustees of Volpi-Cupal                27
Family Trust UDT dated April 5, 2000

W2 Ventures, LLC                                                             82

Zagata Enterprises Ltd.                                                      68

Fremont Ventures I, L.P.                                                    219

Stanley Winvick                                                              27

Stanton Wong                                                                  7

Scott & Jasmine Woodworth                                                    27

S. Atiq Raza                                                              4,534

L. William Caraccio                                                         474

Crystalynn Jacobson                                                         237

Edward F. Wang                                                               30

Andrew Fine                                                                  59

Atul Kapadia                                                                474

Kai-Yeung Sunny Siu                                                         119

Raza Venture Fund A, L.P.                                                     1
                                                                        -------

         Total:                                                          23,709


REDWOOD VENTURES III, L.P.:
---------------------------

5 S Ventures, LLC                                                         2,400

9465 Investors I, G.P.                                                    6,000

Ravinder Parkash Agarwal                                                    480

Sid Agrawal                                                                 240

Anthelion Capital, LLC                                                    1,200

G Arjavalingam                                                              600

Argus Capital, LLC                                                          720

AWF Ventures, LLC                                                           660

Dinesh Bajaj                                                                480

Sabhash Bal                                                                 240

Banyan Partners, LLC                                                      5,040

Andreas V. Bechtolsheim                                                  12,000

Markus V. Bechtolsheim                                                    2,400

Kelly Betpolice & Abraham Betpolice                                         240

Sudhir & Kshama Bhatnagar, Trustees of the 1993 Bhatnagar Trust             420
dtd Dec 30, 1993

Ajoy K Bose & Chandra Bose, Trustees of The Bose Living Trust               960
5/20/98

Yigal Brandman & Riva Brandman                                              960

David Y Chen                                                                240

Babu & Manorama Chilukuri, as trustees of the Chilukuri Family              600
Living dated June 9, 1998

Ajay Chopra & Shyamoli Banerjee                                             600

D & B Venture Management, LLC                                               300

Tushar A Dave & Reshma T Dave, Trustees of the Dave Family Trust          1,200
Dtd 3/22/99

Ajit J Deora & Sucheta A Deora, As trustees of the Deora Family             600
Living Trust UTD 4/14/98

Vinod K Dham & Sadhana Dham, as trustees of the Dham Family                 240
Trust, created on 2/5/1992

EFG Private Bank SA                                                       2,400

Peter Fortenbaugh & Betty P Lee                                           1,200

N. Damador Reddy                                                          1,094

C.N. Reddy                                                                1,094

V.R. Ranganath                                                              212

Saeid Ghafouri                                                              240

Goel Family Partnership                                                   8,640

Ashwini Gupta & Anita Gupta                                               2,400

Naren Gupta Trustee, Naren & Vinita Gupta Living trust Dtd                9,600
12/2/94

IAI LLC                                                                     960

IXP Canada Holdings Limited                                                 240

Masood Jabbar                                                               600

Ashok Kumar Jain & Shipra Jain, as trustees of the Jain Family            4,800
Trust created on Dec 11,1995

Prem Chand Jain                                                           1,200

Roop Jain and Shoba Jain                                                    600

Saurabh Jain                                                                600

K Charles and Lydia Spraque Janac Trust, Trustees of the Charles            240
and Lydia Janac Trust UTD dated October 20, 1998

Moti & Soni Jiandani, Trustees of the Jiandani Family Trust                 600
U/D/T dated 11/15/99

BV Jagadeesh, Trustee of The Jagadeesh Family Trust 8/9/98                  600

Siri Kadambi & Indu Srinarayan                                            2,400

Jay Kamdar & Hema Kamdar                                                    120

Rajiv Kane                                                                  480

Suresh Katta & Radha Katta                                                  600

Chad W. Keck                                                                360

Pyare Khanna                                                                600

Tushar & Sageeta Kothari as Trustees of the 1999 Kothari Family             960
Trust

Anil Kumar & Neera Anil                                                     240

Vinay Kumar                                                                 240

Rajeev Madhavan                                                           1,200

Reza Majidi-Ahy                                                             240

Michael Matthys                                                             600

Deepak Mithani & Veena Mithani                                            1,200

Anand Naidu and Gayathri Naidu, trustees, or their Successors in            600
trust, under the Naidu Family Living Trust, Dated 6/3/99

Amir Nayyerhabibi & Nasrin Reeisdanaei                                      240

Kenneth A Okin                                                            1,200

Ravinder Oswal, Trustee of the Oswal Trust Created on                       600
November 23, 1998

Rajesh Parekh and Daksha Parekh, Trustees of the Parekh Family              600
Trust U/D/T dated Oct. 14, 1991

Vijay Parikh & Terumi Parikh                                                240

Mukesh Patel & Harsha Patel                                                 600

Mukesh K Patel                                                              180

Rajesh M Patel                                                              600

Shailesh Patel & Pallavi Patel                                              600

Jyoti Prakash                                                               240

William J Raduchel                                                          240

Raj Rajaratnam                                                            2,400

Arun Ramachandran & Kalyani Comel                                           240

Oostur Raza & Rashida Raza                                                  600

Saiyed Atiq Raza and Noreen Tirmizi, Trustees N&A Raza Revocable          2,400
Trust UAD 3/22/97

Kanwal Rekhi and Ann Rekhi, As Trustees of the Rakhi Family               1,200
Trust DTD 12/15/89

SYS Ventures, LLC                                                         4,800

Mansour Saki                                                                240

Sunil M Sanghavi                                                            240

John Sanguinetti                                                            240

Jay Sethuram                                                              3,000

Bipin A. Shah & Rekha B. Shah living Trust 8/13/92, Bipin A.                600
Shah & Rekha B. Shah TTEES

Pravin Shah & Smita Shah                                                    840

Waqar H Shah                                                                360

Krishna Shanker & Radhika Shanker                                           120

Venktesh N Shukla & Abha Shukla As Trustees or Successor Trustee            240
of the Shukla Revocable Trust 11/23/98

Prithipal Singh & Rajinder Singh Family Trust UDT 4/7/86                    360

Singh Rajvir                                                                600

Samuel & Cheryl Spadafora 1992 Family Trust, Samuel & Cheryl                240
Spadafora TTEES

Eliezer Sternheim, Trustee of The Sternheim Trust UDT 12/22/98            4,800

Stephen Tochine & Veronica Howard, Trustees of the Tolchin                1,200
Family Trust UDT dated 7/10/91

Trikha Family Trust                                                         240

Ashwani Bindal, Trustee of V.S.K. Trust dtd 4/14/88                         240

Ashok Vaish and Gita Vaish, Trustees, Vaish Trust dated,                  1,200
Nov 26, 1990

Vijay Vashee                                                                240

Devendra & Hem Verma                                                        240

David W. Yen                                                              1,200

Irfan B Zinna & Maria B Alonso, Trustees of the Zinna - Alonso              600
Trust 11/12/98                                                            -----

         Total:                                                         146,349